Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(376,811)
Unrealized Gain (Loss) on Market Value of Futures	173,229
Dividend Income	57
Interest Income	88
Total Income (Loss)	$(203,437)

Expenses
Professional Fees	$6,810
General Partner Management Fees	2,871
SEC & FINRA Registration Expense	600
Brokerage Commissions	476
NYMEX License Fee	72
Non-interested Directors' Fees and Expenses	39
Prepaid Insurance Expense	26
Total Expenses	10,894
Expense Waiver	(7,305)
Net Expenses	$3,589
Net Income (Loss)	$(207,026)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/15	$6,016,576
Net Income (Loss)	(207,026)

Net Asset Value End of Month	$5,809,550
Net Asset Value Per Share (250,000 Shares)	$23.24

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612